PRICING SUPPLEMENT NO. 11                                         Rule 424(b)(3)
DATED:  March 14, 2002                                        File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $150,000,000+  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:  4/1/2002   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  6/1/2004         CUSIP#: 073928WQ2

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]   Final Maturity Date:

                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------        ------------        ------------        ------------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate            Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Quarterly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate: TBA%              Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.35%

+ Issued in minimum denominations of $10,000, increased in multiples of $1,000.

*     On the 1st of each June, September, December and March prior to Maturity.

**    6/1/02, 9/1/02, 12/1/02, 3/1/03, 6/1/03, 9/1/03, 12/1/03, 3/1/04 and
      6/1/04

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.